Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

In connection with the periodic report of Maxim Integrated Products, Inc. (the “Company”) on Form 10-Q for the period ended December 27, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, John F. Gifford, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Maxim Integrated Products, Inc. and will be retained by Maxim Integrated Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: February 5, 2004

	By:	/s/ John F. Gifford

John F. Gifford
Chief Executive Officer

This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.